        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 2002
                                            REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                                  NETGURU, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            22-2356861
-------------------------------                             ----------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 (714) 974-2500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                            -------------------------
                                  AMRIT K. DAS,
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 (714) 974-2500
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                GREGG AMBER, ESQ.
                           CRISTY LOMENZO PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, SUITE 1400
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

    Approximate date of commencement of proposed sale to public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: | |
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: | |

                                             CALCULATION OF REGISTRATION FEE
=================================== =================== ======================= ====================== ===================
                                                           PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
     TITLE OF EACH CLASS OF             AMOUNT TO           OFFERING PRICE            AGGREGATE           REGISTRATION
  SECURITIES TO BE REGISTERED        BE REGISTERED(1)        PER SHARE(2)         OFFERING PRICE(2)           FEE
----------------------------------- ------------------- ----------------------- ---------------------- -------------------
Common stock, $0.01 par value            106,500                $1.85               $197,025.00             $18.13
=================================== =================== ======================= ====================== ===================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee as determined in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices per share as reported on The Nasdaq National Market(R) on October 18, 2002 and a fee rate of $92 per $1,000,000 of offering price.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(a), MAY DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL SECURITIES UNDER THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART BECOMES EFFECTIVE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 21, 2002

PROSPECTUS

                                  NETGURU, INC.

                         106,500 SHARES OF COMMON STOCK

         The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. Our common stock trades on The Nasdaq National Market(R) under the symbol "NGRU." The last reported sale price of our common stock on October 18, 2002, was $2.00 per share.

         Our principal offices are located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, and our telephone number is (714) 974-2500.

                            -------------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                            -------------------------

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   The date of this prospectus is    , 2002.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................12
SELLING SECURITY HOLDERS......................................................13
PLAN OF DISTRIBUTION..........................................................14
USE OF PROCEEDS...............................................................15
INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................16
EXPERTS.......................................................................16
LEGAL MATTERS.................................................................16
WHERE YOU CAN FIND MORE INFORMATION...........................................17
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................17

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors."

                                   OUR COMPANY

         We were incorporated in 1981 under the name Research Engineers, Inc. and changed our name to netGuru, Inc. in 2000. We are incorporated in the State of Delaware. We provide proprietary software solutions and information technology, or IT, services. Our primary business offerings are:

         o Engineering and collaborative software solutions (including digital media and animation products and services) for businesses worldwide;
         o        IT services; and
         o        Web-based telecommunication and travel services.

         Over the past 20 years, we have continuously improved our core competency and established a strong brand for our engineering software within the Architectural/Engineering/Construction, or A/E/C, markets worldwide. We have established our leadership position by being the first-to-market for personal computer-, or PC-, based engineering software and by being the first mover to penetrate foreign markets. Currently, 46 of the 50 largest engineering firms use our engineering software. We have 20,000 customers, with over 50,000 installations and approximately 150,000 users in 65 countries.

         Our engineering software innovations have changed the way engineers conduct their day-to-day business. Our eReview software for Web-based document and image centric collaboration enables real-time Web-based conferencing and document sharing anywhere and anytime.

         Our established customer base provides a market for our customized collaboration/engineering applications and cost-effective IT services. We support our IT services operations and control costs with our offshore development facility in India.

                                  THE OFFERING

Common stock offered by the
selling security holders                    106,500 shares

Use of Proceeds                             All proceeds of this offering will
                                            be received by selling security
                                            holders for their own accounts.

Risk Factors                                You should read the "Risk Factors"
                                            beginning on page 4, as well as
                                            other cautionary statements
                                            throughout this prospectus, before
                                            investing in shares of our common
                                            stock.

                                  RISK FACTORS

         AN INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST OR MAINTAIN AN INVESTMENT IN SHARES OF OUR COMMON STOCK. THIS PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

     WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE, AND ADEQUATE FINANCING MAY NOT BE AVAILABLE.

         Our future capital requirements will depend upon many factors, including sales and marketing efforts, the development of new products and services, possible future strategic acquisitions, the progress of our research and development efforts, and the status of competitive products and services. Our cash and cash equivalents decreased both in fiscal 2002 and fiscal 2001. Our cash flow estimates are based upon achieving certain levels of sales and reductions in operating expenses. If sales are less than forecast or expenses higher than forecast, or if additional financing through debt and/or equity is insufficient, we will not have adequate resources to fund operations.

         We believe that current and future available capital resources will be adequate to fund our operations during fiscal 2003. However, to the extent we are in need of any additional financing, we cannot assure you that any such additional financing will be available to us on acceptable terms, or at all. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders may result. If adequate funds are not available, we may be required to delay, scale back or eliminate our research and development program and our marketing efforts or to obtain funds through arrangements with partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain needed financing could adversely affect our business, financial condition and results of operations.

     WE ARE UNCERTAIN AS TO WHETHER WE WILL ACHIEVE OUR PLANS TO RETURN TO PROFITABILITY.

         We may not become profitable or significantly increase our revenue. We incurred net losses of $8,944,000 and $6,637,000 for the fiscal years ended March 31, 2002 and 2001, respectively and a net loss of $1,070,000 for the quarter ended June 30, 2002. To achieve profitability, we will need to generate and sustain sufficient revenue while maintaining reasonable cost and expense levels. We expect to continue to incur significant operating expenses primarily to support research and development and expansion of our sales and marketing efforts. These expenditures may not result in increased revenue or customer growth. We are not certain when or if we will become profitable. If we attain profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

     OUR ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 142 "GOODWILL AND OTHER INTANGIBLE ASSETS" MAY ADVERSELY IMPACT THE RESULTS OF OUR OPERATIONS AND FINANCIAL CONDITION.

         We adopted SFAS No. 142 in April 2002. This statement requires that goodwill and other intangibles with an indefinite useful life not be amortized, but be tested for impairment at least annually. If such tests reveal impairment, we are required to write the value of goodwill down to the estimated recoverable amount, and the amount of the write-down, if any, will be reflected in our results of operations. We are in the process of evaluating the full impact of SFAS No. 142 on our results of operations and financial condition. Until the evaluation is completed, we cannot assure you that our adoption of SFAS No. 142 will not adversely impact our results of operations and financial condition.

     WE HAVE RECENTLY EXPANDED INTO NEW LINES OF BUSINESS AND MAY EXPAND INTO OTHER LINES OF BUSINESS. WE HAVE A LIMITED OPERATING HISTORY AND LACK EXPERIENCE IN THESE NEW LINES OF BUSINESS, WHICH MAKES IT DIFFICULT TO PREDICT OUR FUTURE SUCCESS.

         We have only recently diversified our business and are now offering Internet-based business-to-business services, telephony services to the global community and applications service provider, or ASP, services to engineering software providers and their users worldwide. We intend to provide integrated communications services to and from global destinations to consumers, carriers and businesses. As a result, we have limited or no operating histories in each of these new or proposed lines of business. Therefore, our historical financial information is of limited value in projecting our future results. Our future success in these new markets that we recently entered and plan to enter in the future is, therefore, difficult to predict.

     OUR NEW LINES OF BUSINESS MAY BE DIFFICULT TO INTEGRATE WITH OUR HISTORICAL CORE BUSINESSES.

         We have been in the engineering software business for approximately 20 years and our two IT consulting businesses have a combined 11 years of operating experience. We have only recently entered the Internet content and commerce services, Internet-based IT business-to-business services, telephony services and engineering ASP services markets. In the future, we may expand into the integrated Indian-focused communications markets. Our expansion into these new and proposed lines of business may be particularly difficult for us to manage, and acquisitions in these fields may be more difficult for us to integrate, at least initially, because they involve different disciplines and require different expertise than our core businesses. In addition, this expansion may detract management's time and attention away from our core businesses. If we are not able to attain the level of expertise and reputation in these fields that we believe we have attained in the engineering software field and, through our acquisitions, within the IT consulting field, our business, financial condition and operating results could suffer.

     IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR EXPANDED OPERATIONS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         We have experienced rapid growth in the past few years in some of our new lines of business and expect to continue to experience growth over the next several years. This growth has placed, and will continue to place, a significant strain on our management and other resources. Our ability to manage our growth will require us to continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. Among other things, we will need to hire and integrate new managers and install and operate new or enhanced accounting, financial management and information systems. If we are unable to manage our growth effectively, the quality of our products and services, our ability to identify, hire and retain key personnel and our business, financial condition and operating results could be adversely affected.

     OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN OUR CURRENT MANAGEMENT TEAM AND RECRUIT ADDITIONAL KEY MANAGEMENT AND TECHNICAL PERSONNEL.

         Our future success depends to a large extent upon the continued services of key managerial and technical employees and our ability to recruit, assimilate and retain other highly qualified employees. Competition for personnel is intense. We cannot assure you that we will be able to recruit, assimilate and retain such personnel. The loss of the services of any of our key employees or our inability to recruit and retain quality personnel could have a material adverse effect on our business. We do not currently maintain life insurance on the lives of any of our key employees.

     THE MARKETS IN WHICH WE CURRENTLY COMPETE AND PLAN TO COMPETE ARE HIGHLY COMPETITIVE, AND WE EXPECT THEM TO BECOME MORE COMPETITIVE IN THE FUTURE, WHICH COULD RESULT IN SIGNIFICANT PRICE COMPETITION, REDUCED REVENUES, LOWER PROFIT MARGINS OR LOSS OF MARKET SHARE.

         The Internet-based services, Internet-based engineering software products and services and telephony services markets each are highly competitive. These markets may experience pricing and margin pressure, which could adversely affect our operating results and financial position. A number of companies offer products and services within the same markets that we target. The market for Internet-based products and services is characterized by an increasing number of entrants due to low start-up costs. Some of our competitors and potential competitors have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than us. Our competitors may develop products and services that are superior to ours or that achieve greater market acceptance. Our future success will depend significantly upon our ability to increase our share of our target markets and to sell additional products, product enhancements and services to our customers. We may not be able to compete successfully, and competition may result in decreases in:

         o        the prices we receive for our products and services;
         o        our revenues;
         o        the number of visitors to our site;
         o        our profit margins; or
         o        our market share.

         Any of these decreases could adversely affect our business and results of operations.

     IN ORDER TO COMPETE SUCCESSFULLY, WE MUST KEEP PACE WITH THE RAPID CHANGES INVOLVING TECHNOLOGY AND THE INTERNET.

         We currently compete in the Internet-based IT business-to-business consulting services, Internet-based engineering software products and services and telephony services market. Each of these markets is characterized by rapid technological advances, changes in customer requirements and frequent new product and services introductions and enhancements. Our future success will depend upon our ability to enhance our current products and services and to develop and introduce new products and services that keep pace with technological developments, respond to the growth in the Internet, encompass evolving customer requirements and achieve market acceptance. Any failure on our part to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness, revenues, profit margins or market share. We cannot assure you that new products or product enhancements that we develop will achieve market acceptance.

     IF WE DO NOT BUILD BRAND NAME AND REPUTATION QUICKLY, OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS COULD BE ADVERSELY AFFECTED.

         We believe it is critical to establish, maintain and strengthen our reputation and brand in order to establish and expand our customer base. We also believe that as the markets in which we currently compete and plan to compete become increasingly competitive, the importance of reputation and brand will increase. If our initial brand-building efforts are unsuccessful, we may not experience an increase in Internet traffic needed to generate sufficient revenues to offset marketing expenses. Our reputation and brand name could be adversely affected if we are unable to enhance our Internet services successfully.

     THE UNPREDICTABILITY OF OUR QUARTERLY OPERATING RESULTS MAY CAUSE THE PRICE OF OUR COMMON STOCK TO FLUCTUATE.

         Our quarterly operating results have varied in the past and may continue to fluctuate significantly in the future due to a number of factors, many of which are beyond our control. If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline. Fluctuations in our operating results may result from a number of factors, including the following:

         o        the level of e-commerce activity;
         o the number of purchasers of our phone cards and the level of usage by those purchasers;
         o the level of demand for Internet-based IT business-to-business consulting services and Internet-based engineering software products and services;
         o        the acceptance of online hosting of engineering applications;
         o the prices that we are able to charge for our products and services;
         o costs related to possible acquisitions of new technologies and businesses;
         o changes affecting the Internet generally or the operation of our Web sites;
         o the amount and timing of capital expenditures and other costs relating to the expansion of our Internet network; and
         o        general economic conditions.

         Many of our expenses are relatively fixed in the short-term. We cannot assure you that our revenues will increase in proportion to any increase in our expenses. We may be unable to adjust spending quickly enough to offset any unexpected revenues shortfall. This could lead to a shortfall in revenues in relation to our expenses, which could harm the price of our common stock.

     WE RELY ON A THIRD-PARTY COMMUNICATIONS INFRASTRUCTURE OVER WHICH WE HAVE NO CONTROL.

         If the quality and maintenance of the third-party communications infrastructure on which we rely suffers, our service could be disrupted, our reputation could be harmed and we could lose customers. This infrastructure is used to carry our voice traffic. We have no control over whether the infrastructure on which we rely will be adequately maintained by these third parties or whether these third parties are able to upgrade or improve their equipment and prevent it from becoming obsolete. If these third parties fail to maintain, upgrade or improve their equipment, our business may be adversely affected.

     WE COULD EXPERIENCE SYSTEM FAILURES THAT PREVENT US FROM OPERATING OUR INTERNET BUSINESS.

         Our business depends on the efficient and uninterrupted operation of our computer hardware and software systems. In addition, we rely on the Internet and, accordingly, depend upon the continuous, reliable and secure operation of Internet servers, related hardware and software and network infrastructure such as lines leased from service providers. We have a back-up data facility. Although we have designed our system for complete redundancies of all major computer components, we cannot assure you that our system will be fail-safe. Failures of key primary or back-up systems to operate properly could lead to a loss of customers, damage to our reputation and violations of our Internet service provider license and contracts with corporate customers. These failures could also lead to a decrease in the value of our common stock, significant negative publicity and litigation.

         Our computer and communications hardware are protected through physical and software safeguards. However, they remain vulnerable to fire, storm, flood, power loss, power surges, telecommunications failures, physical or software break-ins, software viruses and similar events. We do not carry business interruption insurance to protect us in the event of a catastrophe, even though such an event could lead to a significant negative impact on our business. Any sustained disruption in Internet access provided by third parties could also adversely affect our business.

     FINANCIAL STATEMENTS OF OUR FOREIGN SUBSIDIARIES ARE PREPARED USING THE RELEVANT FOREIGN CURRENCY, WHICH MUST BE CONVERTED INTO U.S. DOLLARS FOR INCLUSION IN OUR CONSOLIDATED FINANCIAL STATEMENTS. AS A RESULT, EXCHANGE RATE FLUCTUATIONS MAY ADVERSELY IMPACT OUR REPORTED RESULTS OF OPERATIONS.

         We have established and acquired international subsidiaries that prepare their balance sheets in the relevant foreign currency. In order to be included in our consolidated financial statements, these balance sheets are converted, at the then current exchange rate, into U.S. dollars, and the statements of operations are converted using weighted average exchange rates for the applicable periods. Foreign currency denominated sales may result in gains and losses on the conversion to U.S. dollars. Therefore, exchange rate fluctuations can have a detrimental effect on our reported operating results. We do not engage in hedging activities to protect against the risk of currency fluctuations.

     OUR OPERATIONS IN INDIA COULD PROVE TO BE UNPROFITABLE DUE TO RISKS INHERENT IN INTERNATIONAL BUSINESS ACTIVITIES.

         Sales of our products and services to customers located outside the U.S. accounted for approximately 24.8% and 19.1% of our net revenue for the fiscal years ended March 31, 2002 and March 31, 2001, respectively, and 27.6% of our net revenue for the quarter ended June 30, 2002. We are subject to a number of risks associated with international business activities that could adversely affect our operations in India and slow our growth. These risks generally include, among others:

         o        difficulties in managing and staffing our Indian operations;
         o difficulties in obtaining or maintaining regulatory approvals or in complying with Indian laws;
         o reduced or less certain protection for intellectual property rights;
         o        increased collection risks;
         o        differing technological advances, preferences or requirements;
         o        trade restrictions;
         o        foreign currency fluctuations; and
         o general economic conditions, including instability, in the Indian market.

         Any of these risks could adversely affect our business and results of operations.

     IF THERE IS A CHANGE IN THE CURRENT INDIAN GOVERNMENT POLICY FAVORING DEREGULATION, OUR BUSINESS COULD BE HARMED.

         During the past decade, the government of India has pursued policies of economic liberalization, including significant relaxation of restrictions on the private business sector. Although the Indian government has changed three times since 1996, the policies of economic liberalization have continued. The current government has continued these policies of liberalization and deregulation, which have resulted in significantly increased opportunities for publicly and privately held businesses in the Internet access and telecommunications markets in which we operate in India. Although there are no indications that these trends will not continue, we cannot assure you that the current government will remain in power or that these policies will continue. A significant change in the Indian government's policies could materially adversely affect our business and results of operations.

     CONFLICTS INVOLVING INDIA COULD ADVERSELY AFFECT THE INDIAN ECONOMY AND HARM OUR BUSINESS.

         South Asia has from time to time experienced civil unrest and hostilities among neighboring countries, including India and Pakistan. In April 1999, India and Pakistan conducted long-range missile tests. Since May 1999, military confrontations between India and Pakistan have occurred in the disputed Himalayan region of Kargill. Further, in October of 1999, the leadership of Pakistan changed as a result of a coup led by the military. Additionally, the terrorist attack on the Indian parliament in December 2001, and subsequent escalation of hostilities at the India-Pakistan border in 2002, have heightened the tensions between India and Pakistan. If a conflict involving India and any of its neighboring countries should occur, it could have an adverse affect on the Indian economy and our business would be adversely affected.

     WE MAY BE LIABLE TO THIRD PARTIES FOR INFORMATION RETRIEVED FROM THE INTERNET.

         Because users of our Internet access services and visitors to our portal network may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if confidential information is disclosed inappropriately. Others could also sue us for the content and services that are accessible from our portal network through links to other Web sites or through content and materials that may be posted by our users in chat rooms or bulletin boards. We do not carry insurance to protect us against these types of claims, and there is no precedent on Internet service provider liability under Indian law.

     OUR BUSINESS MAY NOT BE COMPATIBLE WITH DELIVERY METHODS OF INTERNET ACCESS SERVICES DEVELOPED IN THE FUTURE.

         We face the risk that fundamental changes may occur in the delivery of Internet access services. Currently, Internet services are accessed primarily by computers and are delivered by modems using telephone lines. As the Internet becomes accessible by cellular telephones, personal data assistants, television set-top boxes and other consumer electronic devices, and becomes deliverable through other means involving coaxial cable or wireless transmission media, we will have to develop new technology or modify our existing technology to accommodate these developments. Our pursuit of these technological advances, whether directly through internal development or by a third party license, may require substantial time and expense. We may be unable to adapt our Internet service business to alternate delivery means, and new technologies may not be available to us at all.

     OUR PRODUCT AND SERVICE OFFERINGS MAY NOT BE COMPATIBLE WITH INDUSTRY STANDARDS DEVELOPED IN THE FUTURE.

         Our ability to compete successfully depends upon the continued compatibility and interoperability of our services with products and architectures offered by various vendors. Although we intend to support emerging standards in the market for Internet access, industry standards may not be established and, if they become established, we may not be able to conform to these new standards in a timely fashion or maintain a competitive position in the market. The announcement or introduction of new products or services by us or our competitors and any change in industry standards could cause customers to defer or cancel purchases of existing products or services.

     ONLINE SECURITY BREACHES COULD HARM OUR BUSINESS.

         Security breaches of our systems and network infrastructure, or the perception that they could occur, could harm our business and reputation. Despite the implementation of security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. If our security measures are circumvented, the security of confidential information stored on our systems could be jeopardized, proprietary information could be misappropriated and interruptions in our operations could result. We may be required to make significant additional investments and efforts to protect against or remedy security breaches. A material security breach could damage our reputation or result in liability to us, and we do not carry insurance that protects us from this kind of loss.

     U.S. FEDERAL OR STATE GOVERNMENTS MAY INCREASE TELEPHONY REGULATION, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         Our provision of telecommunications services is subject to government regulation in the U.S. Federal law regulates international and interstate telecommunications, while states have jurisdiction over telecommunications that originate and terminate within the same state. Changes in existing policies or regulations by Congress, by the Federal Communications Commission, or the FCC, or any state could adversely affect our financial condition or results of operations. We cannot assure you that the regulatory authorities in one or more states or the FCC will not take action having an adverse effect on our business, financial condition or operating results.

     OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.

         The market prices of securities of technology-based companies like ours, particularly Internet-related companies, currently are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during the 52-week period ended October 10, 2002, the high and low sale prices of a share of our common stock were $7.70 and $1.27, respectively. Our market price may continue to exhibit significant fluctuations in response to the following factors, some of which are beyond our control:

         o        variations in our quarterly operating results;
         o deviations in our results of operations from the estimates of securities analysts;
         o changes in securities analysts' estimates of our financial performance;
         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
         o economic conditions specific to the Internet and online commerce products and services;
         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
         o        regulatory developments;
         o        additions or departures of key personnel; and
         o        future sales of our common stock or other securities.

         In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

     OUR NET OPERATING LOSS CARRYFORWARDS MAY BE SUBJECT TO AN ANNUAL LIMITATION ON THEIR UTILIZATION, WHICH MAY NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS AND CASH FLOWS.

         As of March 31, 2002, we had available net operating loss carryforwards of $9,321,000 for federal income tax purposes and $5,133,000 for state income tax purposes. Due to the "change in ownership" provisions of the Tax Reform Act of 1986, our net operating loss carryforwards may be subject to an annual limitation on the utilization of these carryforwards against taxable income in future periods if a cumulative change in ownership of more than 50% occurs within any three-year period. To the extent we are unable to fully use these net operating loss carryforwards to offset future taxable income, we will be subject to income taxes on future taxable income, which will negatively impact our results of operations and cash flows.

     WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may deter a takeover or a change in control or prevent an acquisition not approved by our board of directors, or that may adversely affect the price of our common stock. For example, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares without any further vote or action by our stockholders. As of October 10, 2002, no shares of preferred stock were outstanding. We have no present plans to issue shares of preferred stock. However, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of our company. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

         In addition, Section 203 of the General Corporation Law of Delaware prohibits us from engaging in business combinations with interested stockholders, as defined by statute. These provisions may have the effect of delaying or preventing a change in control of our company without action by our stockholders, even if a change in control would be beneficial to our stockholders. Consequently, these provisions could adversely affect the price of our common stock.

     THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK COULD ADVERSELY AFFECT THE PERFORMANCE OF OUR STOCK.

         As of October 10, 2002, our executive officers and directors and their family members together beneficially owned approximately 45% of the issued and outstanding shares of our common stock. As a result, these persons have the ability to exert significant control over matters that could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving our company. In addition, through control of the board of directors and voting power, they may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our stockholders, and may adversely affect the market price of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, which report is incorporated by reference in this prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend that those forward-looking statements be subject to the safe harbors created by those sections. These forward-looking statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance, and can generally be identified by the use of the words "believe," "intend," "plan," "expect," "forecast," "project," "may," "should," "could," "seek," "pro forma," "estimates," "continues," "anticipate" and similar words. The forward-looking statements and associated risks may include, relate to, or be qualified by other important factors, including, without limitation:

         o our ability to return to profitability and obtain additional working capital, if required;
         o our ability to successfully implement our future business plans;
         o our ability to attract strategic partners, alliances and advertisers;
         o        our ability to hire and retain qualified personnel;
         o        the risks of uncertainty of trademark protection;
         o risks associated with existing and future governmental regulation to which we are subject; and
         o uncertainties relating to economic conditions in the markets in which we currently operate and in which we intend to operate in the future.

         These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements. We do not undertake to update, revise or correct any forward-looking statements.

         Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                            SELLING SECURITY HOLDERS

         This prospectus covers the offer and sale by Wayne Blair, Eric Christensen, Akira Niwayama and Mukti L. Das of up to an aggregate of 106,500 shares of our common stock. Each selling security holder has indicated to us that he is acting individually, not as a member of a group.

         Each of the selling security holders received the shares he is offering under this prospectus as compensation for past services rendered. Mr. Blair served as our Senior Vice President, Finance, Chief Financial Officer and Treasurer from October 1999 to March 2001 and as our Chief Financial Officer, Treasurer and Secretary from September 1997 to September 1999. Mr. Christensen served as our Vice President of Corporate Strategies, General Counsel and Secretary from March 2000 to March 2001. Mr. Das is a former Vice President of netGuru who we employed from September 1995 to March 2001. Mr. Niwayama served as a consultant to us from April 2002 to June 2002.

         The following table sets forth, to our knowledge, certain information about the selling security holders as of October 11, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 17,405,150 shares of common stock outstanding as of the date of the table.

                                   SHARES OF COMMON                              SHARES OF
                                  STOCK BENEFICIALLY                            COMMON STOCK
                                      OWNED PRIOR            SHARES OF       BENEFICIALLY OWNED
                                      TO OFFERING           COMMON STOCK      AFTER OFFERING(1)
                                 ----------------------        BEING          -------------------
    SELLING SECURITY HOLDER      NUMBER      PERCENTAGE      REGISTERED      NUMBER   PERCENTAGE
    -----------------------      ------      ----------      ----------      ------   ----------
Wayne L. Blair                    41,000         *            40,000          1,000      *
Eric L. Christensen               40,000         *            40,000             --     --
Mukti L. Das                      14,000         *            14,000             --     --
Akira Niwayama                    12,500         *            12,500             --     --
------------------
*Less than 1%

(1) The figures shown assume the sale of all shares being offered under this prospectus.


                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o        privately negotiated transactions;
         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
         o        transactions to cover short sales;
         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;
         o        a combination of any of these methods of sale; or
         o        any other method permitted by applicable law.

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;
         o        a price related to the prevailing market price;
         o        at negotiated prices; or
         o a price the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities or derivatives securities of our company and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holders, alternatively, may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that he has entered into such an agreement or agreements, any material details will be set forth in a supplement or revisions to this prospectus.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         Notwithstanding the above provisions of this plan of distribution, each of the selling security holders has agreed to limitations on the number of shares he can sell under this prospectus at a given time. Mr. Niwayama and Mr. Das each has agreed to limit his sales of shares under this prospectus to no more than 2,500 shares and 3,000 shares, respectively, per day. Also, Mr. Blair and Mr. Christensen each has agreed to limit his respective sales of shares under this prospectus to no more than 3,333 shares per month during each of the first twelve months following effectiveness of the registration statement of which this prospectus is a part.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus. Rather, the selling security holders will receive those proceeds directly.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

         Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors.

         In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the provisions described above, we have been informed that in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     EXPERTS

         The consolidated financial statements of netGuru, Inc. and subsidiaries as of March 31, 2002, and for the years ended March 31, 2002 and 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the securities offered under this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our filings with the Commission are also available to the public at the Commission's Web site at http://www.sec.gov. Our common stock is quoted on The Nasdaq National Market(R). Our reports, proxy statements and other information are also available to the public on Nasdaq's Web site at http://www.nasdaq.com.

         This prospectus is part of a registration statement on Form S-3 filed with the Commission under the Securities Act. This prospectus omits some of the information contained in the registration statement. You should refer to the registration statement for further information with respect to our company and the securities offered under this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission is not necessarily complete, and in each case you should refer to the copy of the document filed for more complete information.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering covered by this prospectus:

         1. Our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 (file no. 000-28560) filed with the Commission on July 1, 2002;

         2. Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (file no. 000-28560) filed with the Commission on August 14, 2002;

         3. Our Current Report on Form 8-K for April 15, 2002 (file no. 000-28560) filed with the Commission on April 16, 2002;

         4. Our Current Report on Form 8-K for August 13, 2002 (file no. 000-28560) filed with the Commission on August 14, 2002;

         5. The description of our common stock contained in our Current Report on Form 8-K (file no. 000-28560) filed with the Commission on March 19, 2002;

         6. All of our reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act since the fiscal year ended March 31, 2002; and

         7. The form of our Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 28, 2000, which form was filed as Exhibit A to an information statement that we filed with the Commission on July 27, 2002.

         Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

                                  netGuru, Inc.
                            22700 Savi Ranch Parkway
                              Yorba Linda, CA 92887
                             Attention: Clara Young
                            Telephone: (714) 974-2500

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the registrant, are as follows:

         Securities and Exchange Commission registration fee        $    18.13
         Printing expense                                           $   331.87
         Legal fees and expenses                                    $ 8,000.00
         Accounting fees                                            $ 6,500.00
         Miscellaneous expenses                                     $   500.00

                                Total                               $15,350.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the company.

         The registrant's certificate of incorporation provides that, except in certain specified instances, a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         In addition, the registrant's certificate of incorporation and bylaws obligate the registrant to indemnify its directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of the registrant. The registrant's bylaws also authorize the registrant to purchase and maintain insurance on behalf of any director or officer of the registrant against any liability asserted against such person in such capacity, whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                DESCRIPTION
-----------                -----------

4.1 Stock Compensation Agreement dated July 29, 2002 by and among netGuru, Inc., Wayne L. Blair and Eric L. Christensen

4.2 Stock Compensation Agreement dated September 11, 2002 by and between netGuru, Inc. and Mukti L. Das

4.3 Stock Compensation Agreement dated September 17, 2002 by and between netGuru, Inc. and Akira Niwayama

5.1               Opinion of Rutan & Tucker, LLP

23.1              Consent of KPMG LLP

23.2              Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page to this registration statement)

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any additional or changed material information on the plan of distribution.

         Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, State of California, on October 21, 2002.

                                           netGuru, Inc.

                                           By:   /s/ AMRIT K DAS
                                                ---------------------
                                           Amrit K. Das, Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of netGuru, Inc., a Delaware corporation that is filing a registration statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Amrit K. Das and Jyoti Chatterjee, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on the dates indicated.

                     Name                          Title                               Date
                     ----                          -----                               ----

/s/ AMRIT K. DAS                   Chairman of the Board, Chief Executive        September 25, 2002
-------------------------------    Officer and Director (principal executive
Amrit K. Das                       officer)

/s/ JYOTI CHATTERJEE               President, Chief Operating Officer and        September 25, 2002
-------------------------------    Director
Jyoti Chatterjee

/s/ BRUCE NELSON                   Chief Financial Officer                       September 25, 2002
-------------------------------    (principal accounting officer)
Bruce Nelson

/s/ SANTANU DAS                    Corporate Vice President, President,          September 25, 2002
-------------------------------    Engineering, Collaboration and Animation
Santanu Das                        Software and Director

/s/ STEPHEN OWEN                   Corporate Vice President, President of        September 25, 2002
-------------------------------    European Operations and Director
Stephen Owen

/s/ L.M. SINGHVI                   Director                                      October 19, 2002
-------------------------------
L.M. Singhvi

/s/ GARRETT W. VREELAND            Director                                      September 25, 2002
-------------------------------
Garrett W. Vreeland

/s/ STANLEY W. CORBETT             Director                                      September 25, 2002
-------------------------------
Stanley W. Corbett


            INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

EXHIBIT NO.                DESCRIPTION
-----------                -----------

4.1 Stock Compensation Agreement dated July 29, 2002 by and among netGuru, Inc., Wayne L. Blair and Eric L. Christensen

4.2 Stock Compensation Agreement dated September 11, 2002 by and between netGuru, Inc. and Mukti L. Das

4.3 Stock Compensation Agreement dated September 17, 2002 by and between netGuru, Inc. and Akira Niwayama

5.1               Opinion of Rutan & Tucker, LLP

23.1              Consent of KPMG LLP

23.2              Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page to this registration statement)